Exhibit 10.1

LINE OF CREDIT AGREEMENT

This LINE OF CREDIT AGREEMENT (this “Agreement”), entered into as of January 30, 2023, between Crown Electrokinetics Corp., Delaware corporation with an address at 11601 Wilshire Blvd Suite 2240 Los Angeles, CA 90025, Attention: Chief Executive Officer, email: doug@crownek.com (“Borrower”), and the Lender identified on the signature page hereto (together with its successors and/or assigns, “Lender”).

FOR VALUE RECEIVED, and in consideration of the granting by Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents and agrees with Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1. THE LINE OF CREDIT

1.1 Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make one or more loans to or for the benefit of Borrower, in multiple advances of principal hereunder (each, an “Advance”) in the aggregate amount of up to $100,000,000.00. The “Final Advance Date” shall mean one (1) year from the date of the initial Advance. All principal advanced hereunder is hereinafter referred to collectively as the “Loan”. Each Advance shall be evidenced by that certain Promissory Note, dated as of the funding date of the Advance (as the same may be modified, supplemented, amended, and/or restated from time to time, herein the “Note”) given by Borrower to the order of Lender in the face amount of up to $100,000,000.00, and in the form attached hereto as Exhibit 1.1. This Agreement, the Note and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing, including any guaranties of any obligation of Borrower are collectively hereinafter referred to as the “Loan Documents”.

1.2 Legal Opinion. The Borrower shall also deliver the legal opinion in the form annexed hereto as Exhibit 1.2.

1.3 Advances, Payments, and Prepayments. For purposes of this Agreement, the “Advance Conditions” shall mean each of the following:

(i) each of the representations, warranties, and covenants contained herein shall be true and correct in all respects;

(ii) no default or event that, by virtue of the giving of notice or the passage of time, could become an Event of Default hereunder, shall have then occurred hereunder or under any other Loan Documents;

(iii) Borrower shall have delivered to Lender all UCC-1 and other financing statements in favor of Lender pursuant to this Agreement, which shall be in a recordable form satisfactory to Lender in its sole and absolute discretion, and Lender shall have received evidence satisfactory to it that, upon the filing and recording of such financing statements, Lender shall have a valid and perfected first priority security interest in the Collateral;

(iv) Borrower shall have submitted to Lender a request for Advance in the form attached hereto as Exhibit 1.4(a)(iv) (an “Advance Request”) fifteen (15) Business Days prior to the funding for such Advance. Each Advance Request shall include (i) a detailed Use of Proceeds (as defined below) for such Advance, which must be approved by the Lender in its sole and absolute discretion and (ii) a description of the actual use of proceeds for the prior Advance;

(v) The Borrower providing a copy of its (i) balance sheet as at the end of the month prior to the date of the Advance Request and (ii) operating statement for the period that commenced upon the end of the most recent quarterly or annual period that it reported on EDGAR and terminated at the end of the month prior to the date of the drawing request (the “Drawing Financial Statements”);

(vi) No material deterioration, in Lender’s sole reasonable determination, in Borrower’s financial position since its most recently filed Form 10-Q (the “Active 10-Q”) provided that upon each subsequent filing of a 10-Q by Borrower, Lender, in its sole discretion, will determine if such 10-Q becomes the Active 10-Q.

(b) Upon receipt of an Advance Request, and subject to the satisfaction or waiver by Lender of the Advance Conditions, Lender shall make an Advance of principal to Borrower up to $2,000,000.00 per Advance.

(c) For purposes of this Agreement, a “Payment Date” shall mean the 60th day after each Advance is funded to the Borrower. On each Payment Date subsequent to the date hereof, Borrower shall make a payment of the principal and accrued interest on the Advance that triggered that Payment Date.

(d) On not less than thirty (30) days written notice prior to the Final Advance Date, the Borrower may extend (the “First Extension”) the Final Advance Date by one (1) year (the “First Extended Advance Date”).

(e) On not less than thirty (30) days written notice prior to the First Extended Advance Date, the Borrower may extend (the “Second Extension”) the First Extended Advance Date by one (1) year (the “Second Extended Advance Date”).

(f) For the purposes of this Agreement “Use of Proceeds” shall mean the funding of the expenses for the fulfillment of the contract with Charter Communications or with other customers of Crown Fiber Optics reasonably acceptable to Lender.

1.4 Conversion of Note. The Note evidencing the first Advance made pursuant to this Agreement shall be convertible at the option of the Lender; thereafter, any subsequent Note evidencing an Advance under made pursuant to this Agreement shall be convertible only upon the occurrence of an Event of Default under such Note. If at any time the Company shall determine to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others of any its Common Stock (“Registration Statement”)(other than on Form S-4 or Form S-8 or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the written notice of such determination and, unless objected to in writing by the Lender by written notice delivered to the Company within five (5) days after the date of such notice from the Company, the Company shall include in such Registration Statement all shares of common stock issuable upon conversion of the Notes.

1.5 Limitation on Liability. Borrower hereby acknowledges and agrees that the credit facility evidenced by this Agreement, and any Advance made or to be made hereunder, are subject to the satisfaction of certain conditions precedent. Borrower, on its own behalf and on behalf of its past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, affiliates, related companies, successors and assigns, hereby releases and forever discharges Lender from and against any and all liability, claims, causes of action, losses, costs, and damages (of whatever kind and nature, whether direct or indirect, foreseeable or unforeseeable, in law or in equity, whether known or unknown, whether or not concealed or hidden, or otherwise) that Borrower (or any representative, partner, operator, member, shareholder, officer, director, agent, employee, servant, affiliate, related company, successor or assign of any of them) may have had, may now have or may incur arising out of or in any way connected to the Loan or as a result of Lender’s action or inaction in compliance with the terms of this Agreement. The terms and provisions of this Section 1.5 shall survive the termination of this Agreement and the repayment in full of the Loan.

1.6 Commitment Fee. The Borrower shall issue to Lender 5,000 shares of Borrower’s Series E Preferred Stock and issue a warrant to purchase 45,000 shares of Borrower’s Series E Preferred Stock in the form annexed hereto as Exhibit A. An additional 5,000 shares of Borrower’s Series E Preferred Stock shall be issued on the first and second anniversary of the date of this Agreement, provided if the Borrower does not elect to exercise the First Extension or Second Extension, such additional shares of Series E Preferred Stock, shall be immediately issued to the Lender. The common stock underlying the Series E Preferred Stock will be registered for resale with the Securities and Exchange Commission (the “Commission”) within 90 days after the date it is due to be issued to the Lender (“Effective Date”). The shares of Series E Preferred Stock, Warrants, the shares of Series E Preferred Stock issuable upon exercise of the Warrants, the shares of common stock issuable upon conversion of the Series E Preferred Stock shall be referred to as the “Securities.”

1.7 Assignment. Lender shall have the sole and absolute right to assign its rights and obligations under any Advance Request to a third party to provide such loan or to arrange for a third party to provide financing based on factoring of the Borrower’s accounts receivable or future contract payments to cover any Advance Request. Borrower must accept any such financing and any such financing shall reduce the available credit hereunder.

2. GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. In consideration of Lender’s extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to Lender a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined), including, without limitation, all claims against third parties arising out of or related to the Collateral. The security interest granted by this Agreement is given to and shall be held by Lender as security for the payment and performance of all Obligations (as hereinafter defined), including, without limitation, all amounts outstanding pursuant to the Loan Documents. The security interest in the accounts and any asset purchased with an Advance shall be a first position security interest. Lender is authorized to file a financing statement in any jurisdiction it deems appropriate.

2.2 Definitions. The following definitions shall apply:

(a) “Collateral” means the collateral in which the Lender is granted a security interest by this Agreement and which shall include the following personal property of the Borrower, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, debentures, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Collateral:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Borrower’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, intellectual property, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents (as defined herein), agreements related to any portion of the Collateral (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by Borrower), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Material Adverse Effect” shall mean materially adversely affecting the operations or financial performance of Borrower taken as a whole, but shall not include any occurrence that would be a Federal Regulatory Event (as defined in Section 6.4(a)).

(c) “NYUCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time.

(d) “Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by Borrower to Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender; or are due indirectly by Borrower to Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all fees, costs and expenses referred to in this Agreement.

(e) “Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the NYUCC, and if not defined therein, to its normal and customary use with the industry. Definitions referenced or used herein are for interpretation of this Agreement and the Loan Documents only and any such reference to any jurisdiction other than the State of Delaware shall have no impact on jurisdiction or venue, with total jurisdiction and venue being reserved to the State of York.

2.3 Ordinary Course of Business. From and after an Event of Default which has not been cured or waived by Lender, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower’s other funds or deposited in any bank account of Borrower; and, from and after an Event of Default which has not been cured or waived by Lender, Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

2.4 Records. Borrower shall deliver to Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of the rendering of services; and Borrower will deliver to Lender promptly at Lender’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of accounts and such other writings as Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or Lender’s security interest in the Collateral. Borrower shall also deliver to Borrower any reports it provides to any other creditor.

2.5 Legends. Borrower shall promptly make, stamp or record such entries or legends on Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper or electronic chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral. Such books and records may be maintained in electronic form (provided that any Consumer Loan shall be evidenced by electronic records which at all times comply with the requirements of the Electronic Transactions Laws) and the entries or legends indicating or disclosing Lender’s security interest shall be made electronically on any such electronic records.

2.6 Event of Default. After the occurrence and during the continuance of any Event of Default, the Lender shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Lender shall have all the rights and remedies of a secured party under the UCC.

3. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that the following are, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents will be, true, correct and complete:

3.1 Organization and Qualification. Borrower is a duly formed and existing limited liability company under the laws of the State of Delaware with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of the State of Delaware, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted.

3.2 Corporate Records. Borrower’s certificate of formation has been duly filed and its certificate of formation and operating agreement are in proper order. All outstanding ownership evidence issued by Borrower was and is properly issued and all books and records of Borrower, including but not limited to its minute books, operating agreement, and books of account, are accurate and up to date and will be so maintained.

3.3 Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets, including the Collateral, is free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs.

3.4 Places of Business. Borrower’s principal place of business and chief executive office are correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of any such principal place of business or open or close, move or change any existing or new place of business without giving Lender at least thirty (30) days prior written notice thereof.

3.5 Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action and the Loan Documents represent the legal, valid and binding obligation of Borrower and are fully enforceable according to their terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.6 Conflicts. There is no provision in Borrower’s organizational or charter documents or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of their respective obligations under the Loan Documents.

3.7 Approvals. Except as set forth on Schedule 3.7 (for which the Borrower shall have obtained the requisite consents), the execution, delivery and performance of the Loan Documents do not require any approval of or filing with any governmental agency or authority or any other Person.

3.8 Litigation. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which would be reasonably expected to materially adversely affect the ability of Borrower to conduct its businesses or to pay or perform the Obligations.

3.9 Title to Collateral. At the date hereof Borrower is (and as to Collateral that Borrower may acquire after the date hereof, will be) the lawful owner of its assets constituting the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests, credits, defenses, recoupments, set-offs or counterclaims whatsoever. Borrower has and will have full power and authority to grant to Lender a security interest in the Collateral and Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell, pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of its respective right, title or interest therein), to any person other than Lender. The Collateral is and will be valid and genuine in all respects. No part of the Collateral of Borrower (or the validity or enforceability by Lender thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever. Borrower will warrant and defend Lender’s right to and interest in the Collateral against all claims and demands of all persons whatsoever. The Collateral was validly issued in compliance with all laws, regulations, policies and terms of the insurance contract.

3.10 Securities. The Securities are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Borrower.

3.11 Reporting Borrower/Shell Borrower. The Borrower has no reason to believe that it will not in the year following the date hereof continue to be in compliance with all listing and reporting requirements applicable to the Borrower as of the date hereof. As of the date hereof, the Borrower is not a “shell Borrower” (as defined in Rule 405 of the Securities Act) and has never been a “shell Borrower”.

3.12 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated hereby, the Borrower confirms that neither it nor any other Person acting on its behalf has provided the Lender or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Borrower understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Borrower. All of the disclosure furnished by or on behalf of the Borrower to the Lender regarding the Borrower and the subsidiaries, their respective businesses and the transactions contemplated hereby, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect. The press releases disseminated by the Borrower during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Borrower acknowledges and agrees that no Lender makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

3.13 Private Placement. No registration under the Securities Act is required for the offer and issuance of the Securities by the Borrower to the Lender is contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market.

3.14 Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens of the Borrower and the principal terms thereof are set forth on Schedule 3.14. Except as set forth on Schedule 3.14(b), as of the date hereof, no indebtedness or other equity of the Borrower is or will be senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

3.15 Acknowledgment of Dilution. The Borrower acknowledges that the issuance of the Securities may result in dilution of the outstanding common stock, which dilution may be substantial under certain market conditions.

4. AFFIRMATIVE COVENANTS

4.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

4.2 Notice related to Collateral. Borrower shall provide Lender with all notices it receives regarding the Collateral.

4.3 Notification of Default. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.4 Notification of Litigation. Borrower will promptly notify Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might reasonably be expected to have a Material Adverse Effect.

4.5 Defense of Claims. Borrower shall diligently defend any investigation, audit, hearing, inquiry, proceeding, administrative action, or other action or claim related to the origination of, or Borrower’s rights in the Collateral.

4.6 Location of Collateral. Upon request of Lender, Borrower shall, during the term of this Agreement, keep Lender accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records or any of them to another location without giving Lender at least fifteen (15) days prior written notice thereof.

4.7 Share Delivery.

a. U.S. Provisions. Lender agrees to the imprinting, so long as is required by this Section 4.7, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

b. Pledge. The Borrower acknowledges and agrees that the Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Lender may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Borrower and, to our knowledge, no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Lender’s expense, the Borrower will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

c. Legend Removal. Certificates evidencing the shares of common stock issued upon conversion of Series E Preferred Stock, including Series E Preferred Stock issued upon exercise of the Warrant (“Underlying Shares”) shall not contain any legend (“Unlegended Shares”): (i) required under the Securities Act while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of any agency or trading market with regard to applicable law). The Borrower shall cause its counsel to issue a legal opinion to V Stock (together with any successor transfer agent the “Transfer Agent”) promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If any Series E Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all United States legends. The Borrower agrees that following such time as all such legends are no longer required under this Section 4.7(c), it will, no later than two (2) Trading Days (which shall mean any day the Company’s principal trading market is open) following the delivery by such Lender to the Borrower or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Lender a certificate representing such shares that is free from all restrictive and other legends (however, the Borrower shall use reasonable best efforts to deliver such shares within two (2) Trading Days). The Borrower may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.7. Certificates for Underlying Shares subject to legend removal hereunder shall, if possible, be transmitted by the Transfer Agent to such Lender by crediting the account of such Lender’s prime broker with the Depository Trust Borrower System as directed by such Lender.

d. Legend Removal Default. In addition to such Lender’s other available remedies, the Borrower shall pay to a Lender, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.7(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Lender’s right to pursue actual damages for the Borrower’s failure to deliver certificates representing any Securities as required by this Agreement, the Series E Preferred Stock Certificate of Designation, the Note or the Warrant (the “Transaction Document(s)”), and such Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e. DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of such Lender, and so long as the certificates therefor do not bear a legend and such Lender is not obligated to return such certificate for the placement of a legend thereon, the Borrower shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of such Lender’s prime broker with the Depository Trust Borrower through its Deposit Withdrawal At Custodian system, provided that the Common Stock is DTC eligible and the Borrower’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

f. Injunction. In the event a Lender shall request delivery of Unlegended Shares as described in this Section 4.7 and the Borrower is required to deliver such Unlegended Shares, the Borrower may not refuse to deliver Unlegended Shares based on any claim that any Lender or anyone associated or affiliated with any Lender has not complied with a Lender’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Borrower and the Borrower has posted a surety bond for the benefit of such Lender in the amount of the greatest of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Lender to the extent such Lender obtains judgment in such Lender’s favor.

g. Buy-In. In addition to any other rights available to a Lender, if the Borrower fails to deliver Unlegended Shares to a Lender as required pursuant to this Agreement and after the Legend Removal Date such Lender, or a broker on such Lender’s behalf, purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Lender of the Common Stock which such Lender was entitled to receive in unlegended form from the Borrower (a “Buy-In”), then the Borrower shall promptly pay in cash to such Lender (in addition to any remedies available to or elected by such Lender) the amount, if any, by which (A) such Lender’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (B) the aggregate purchase price of the Common Stock delivered to the Borrower for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Lender purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Borrower for reissuance as Unlegended Shares, the Borrower shall be required to pay such Lender $1,000, plus interest, if any. A Lender shall provide the Borrower written notice indicating the amounts payable to such Lender in respect of the Buy-In.

4.8 Periodic Reports. As long as the Series E Preferred Stock or Warrants are outstanding, the Borrower covenants to file all current and periodic reports required to be filed in conjunction with all applicable laws and trading markets.

4.9 Proceed Reports. On the fifth (5th) Business Day of each month the Borrower will provide a detailed report of all disbursements from Advances received in the previous calendar month.

4.10 Securities Laws Disclosure; Publicity. The Borrower shall, by 9:30 a.m. (New York City time) on the Trading Day following of the Date hereof, issue a press release disclosing the transactions contemplated by the Transaction Documents. From and after the issuance of the press release, the Borrower represents to the Lender that it shall have publicly disclosed all material, non-public information delivered to the Lender by the Borrower or any of the Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Borrower and the Lender shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Borrower nor the Lender shall issue any press release nor otherwise make any such public statement without the prior consent of the Borrower, with respect to any press release of the Lender, or without the prior consent of the Lender, with respect to any press release of the Borrower, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Borrower shall not publicly disclose the name of the Lender, or include the name of the Lender in any filing with any U.S. regulatory agency or trading market unless the name of the Lender is already included in the body of the Transaction Documents, without the prior written consent of the Lender.

4.11 Non-Public Information. The Borrower covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Lender or their agents or counsel with any information that the Borrower believes constitutes material non-public information, unless prior thereto the Lender shall have entered into a written agreement with the Borrower regarding the confidentiality and use of such information. The Borrower understands and confirms that the Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Borrower.

5. NEGATIVE COVENANTS

5.1 Merger. Borrower will not, without the consent of the Lender, merge or consolidate or be merged or consolidated with or into any other entity, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents.

5.2 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents (subject to any notice period or restriction contained herein regarding Borrower’s right to prepay the Loan) or except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business, provided that fair cash consideration is received therefor. Borrower shall not sell, transfer, convey, encumber, or otherwise alienate any of its right, title, or interest in or to any Collateral.

5.3 Restriction on Liens. Borrower shall not grant any security interest in, or mortgage of, the Collateral, other than such liens as are in favor of Lender.

5.4 Other Business. Borrower shall not engage in any business other than its present business.

5.5 Change of Name. Borrower shall not change its legal name or the state or jurisdiction of its organization, without giving Lender at least thirty (30) days’ prior written notice thereof.

5.6 Lower Price Issuances. Until the later of (i) two (2) years following the date hereof or (ii) the date upon which no Note remains outstanding, the Borrower will not issue any shares of its Common Stock at a price per share lower than the then in effect exercise price of the Warrant.

6. DEFAULT

6.1 Default. An “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a) (i) failure to pay principal or interest hereunder when due, whether at maturity, by acceleration or otherwise, or (ii) failure to pay, within (10) Business Days of the date due (as used herein, “Business Day” shall mean any day other than a Saturday, Sunday, or day that is or shall be in the State of Delaware a legal holiday or a day on which banking institutions are required or authorized to close any other amounts due hereunder, or (iii) any breach or default by Borrower under Sections 5.1, 5.2, 5.5, 5.7, 5.8, or 5.10 hereof; or

(b) default of any other liability, obligation or undertaking of Lender hereunder or under any other Loan Document or otherwise, which failure continues after ten (10) Business Days’ written notice thereof (provided that if such default is not reasonably susceptible of cure within said ten (10) Business Day period, and the Lender commences a cure of such default within said ten (10) Business Day period, and thereafter diligently pursues such cure, then Lender shall have an additional period of thirty (30) days in which to effect such cure prior to an Event of Default arising hereunder); or

(c) if any statement, representation or warranty heretofore, now or hereafter made by Lender of any affiliate of Lender in connection with this Agreement shall be determined to have been intentionally false in any material respect when made; or

(d) the liquidation, termination or dissolution of Lender, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; or

(e) the institution by or against any of the Loan Parties or any guarantor of the Loan of any insolvency proceedings, whether under the United States Bankruptcy Code 11 USC §101 et seq. or any other law, in which Lender is alleged to be insolvent or unable to pay its debts as they mature, or the making by Lender of an assignment for the benefit of creditors or the granting by Lender of a trust mortgage for the benefit of creditors and, if such proceeding is instituted against Lender, such proceeding shall not have been dismissed in sixty (60) days; or

(f) a judgment or judgments for the payment of money shall be rendered in excess of US$500,000.00 against Lender, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

(g) the occurrence of any fact or circumstance which, in Lender’s reasonable discretion, may be reasonably expected to cause a Material Adverse Effect, which fact or circumstance is not cured within ten (10) days following written notice thereof from Lender to Borrower; or

(h) any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any portion of the Collateral; or

6.2 Acceleration.

(a) If an Event of Default under Section 6.1(a) shall have occurred, all Obligations shall become immediately due and payable without notice or demand. If any other Event of Default shall have occurred which, to the extent capable, has not been cured or waived by Lender, at the election of Lender, all Obligations shall become immediately due and payable without notice or demand.

(b) Lender is hereby authorized, at its election, after an Event of Default shall have occurred which has not been cured or waived by Lender, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and Lender may also exercise any and all other rights and remedies of a secured party under the NYUCC or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that ten (10) days’ written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Borrower shall waive and release after default upon Lender’s request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for the same, with interest. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. Borrower hereby acknowledges that Lender have extended credit and other financial accommodations to Borrower upon reliance of Borrower’s granting Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default which has not been cured or waived by Lender and Borrower hereby acknowledges that Lender, on behalf of Lender, is entitled to such equitable and injunctive relief to enforce any of its rights and remedies hereunder and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Lender.

(c) Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede Lender’s enforcement of Lender’ rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Borrower hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, Lender, on behalf of Lender, shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

6.3 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of Lender, upon the occurrence of an Event of Default which has not been cured or waived by Lender, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Collateral (subject to the notice and other terms provided in Section 6.2, above); to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Consumers and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which Lender has a security interest; to notify applicable postal authorities to change the address for delivery of mail addressed to Borrower to such address as Lender shall designate; to endorse the name of Borrower in favor of Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Consumers or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender’s security interest. Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be entitled to collect more than an amount equal to the then outstanding Obligations, and any sums received in excess of the then-outstanding Obligations shall be returned to Borrower, and it shall not be responsible to Borrower or to any other party (and shall be and is hereby indemnified by Borrower against any such responsibility to any other party) except in the event that Lender has been determined, with finality, by a court of competent jurisdiction, that Lender has committed gross negligence or willful misconduct. All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any surety to Lender shall remain unpaid or Lender are obligated under this Agreement to extend any credit to Borrower.

6.4 Nonexclusive Remedies. All of Lender’ rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by Lender at such time or times and in such order of preference as Lender in its sole discretion may determine.

6.5 Post-Default. Following the occurrence of an Event of Default, Borrower shall not take any action which would materially inhibit Lender’s recovery against any Collateral for the Loan.

7. MISCELLANEOUS

7.1 Waivers. Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

7.2 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.3 Set-Off. Borrower hereby grants to Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from Lender (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between Lender and Borrower, or any third party acting on Lender’s behalf, including the Account Bank (collectively, the “Lender Affiliates”)) to Borrower and any cash, securities, instruments or other property of Borrower in the possession of Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from Lender or any Lender Affiliate (regardless of the reason Lender or Lender Affiliates had received the same or whether Lender or Lender Affiliates has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of Borrower to Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to Lender or any Lender Affiliate as are then due and unpaid, whether or not demand has been made and whether or not other collateral is then available to Lender or any Lender Affiliate.

7.4 Costs and Expenses. Borrower shall pay to Lender any and all costs and expenses (including, without limitation, reasonable attorneys’ fees, and disbursements, court costs, litigation and other expenses) incurred or paid by Lender in establishing, maintaining, protecting or enforcing any of Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by Lender in defending Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations. In addition, Borrower shall pay to Lender any and all costs, fees, or expenses incurred by Lender under any Shadow Servicing Agreement. Each of the costs and expenses incurred by Lender hereunder and payable by Borrower shall be deemed evidenced by and added to the outstanding principal balance of the Note.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.6 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

7.7 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Lender shall be entitled to rely thereon) until all commitments of Lender hereunder are terminated and all Obligations hereunder are fully paid. Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender, and Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, and the Collateral. Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.8 Further Assurances. Borrower will from time to time execute and deliver to Lender, and take or cause to be taken, all such other or further action as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents or to vest more fully in or assure to Lender the security interest in the Collateral granted to Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments without Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower, if necessary, and may be filed at any time in any jurisdiction. Lender may at any time and from time to time file financing statements, continuation statements, debentures, mortgage, and any other documents allowed under the laws of the State of Delaware or any other applicable jurisdiction, and amendments thereto which contain any information required by the laws of the State of Delaware or any other applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain possession and control of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are paid in full and the Collateral is released. Lender shall use commercially reasonable efforts to deliver to Borrower a copy, on receipt by Lender from the applicable filing jurisdiction, of any such financing statements. Any financing statement filed hereunder may list, as the collateral described therein, “all assets” of Borrower.

7.9 Amendments and Waivers. This Agreement may not be amended, or the obligations of the parties hereto modified, except in a writing executed by all of the parties. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.10 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.11 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record. Any such notice shall be deemed duly received and effective (i) if delivered in hand or by telecopier to, or received by, any officer or agent of Borrower or Lender, upon such delivery or receipt, or (ii) if sent by overnight courier, on the next Business Day after being so sent, or (iii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to Borrower or Lender, two (2) Business Days after being so mailed. A party’s proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.

7.12 Governing Law. This Agreement, and all transactions hereunder or pursuant hereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of the State of Delaware without reference or giving effect to any choice of law or conflicts of law principles thereof.

7.13 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.14 Venue. Borrower and Lender each irrevocably submits to the exclusive jurisdiction of any Federal or state court sitting in Delaware, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower and Lender irrevocably waive, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower and Lender each acknowledge that any appeals from those courts may have to be heard by a court located outside of Delaware. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower’s address shown in this Agreement or as notified to Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower. Nothing contained in this section shall change venue and jurisdiction under this agrement, the Loan Documents, or any action related to this Agreement, the Loan Documents or transactions contemplated thereby, and at all times the venue and juridiction shall be exclusively in the State of Delaware.

7.15 Jury Waiver. Borrower and Lender each hereby knowingly, voluntarily and intentionally, and after an opportunity to consult with legal counsel, (a) to the fullest extent allowed by the laws of the State of Delaware, waive any and all rights to a trial by jury in any action or proceeding in connection with this Agreement, the Obligations, all matters contemplated hereby and documents executed in connection herewith and (b) agree not to seek to consolidate any such action with any other action in which a jury trial cannot be, or has not been, waived. Borrower certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not in the event of any such proceeding seek to enforce this waiver of right to trial by jury.

7.16 No Partnership. Nothing contained in this Agreement or the other Loan Documents shall be deemed to create an equity investment in Borrower on the part of Lender or a partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Loan. Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

7.17 Lender is not in Control; Debtor-Creditor Relationship.

(a) None of the covenants or other provisions contained in this Agreement or any of the other Loan Documents shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the right to exercise the remedies provided for in this Agreement and the other Loan Documents and applicable law.

(b) The relationship between Lender, on the one hand, and Borrower and any guarantor of the Loan, on the other hand, is solely that of creditor and debtor. Lender shall not have (or be deemed to have) any fiduciary relationship or duty to Borrower or any guarantor of the Loan, arising out of or in connection with, and there is no agency or joint venture relationship between Lender, on the one hand, and Borrower, or any guarantor of the Loan, on the other hand, by virtue of, any Loan Document or any transaction contemplated therein.

7.18 Attorneys’ Fees. In the event of any dispute between the parties to this Agreement, the prevailing party in any litigation resulting from such dispute shall be entitled to collect, inter alia, its reasonable attorneys’ fees and out-of-pocket expenses.

7.19 Certification. The individual(s) signing this Agreement on behalf of Borrower, by its signature hereon, hereby certifies for the benefit of Lender that all information submitted to Lender in connection with the underwriting of the Loan is true and correct in all material respects on and as of the date of this Agreement.

7.20 Release. Upon satisfaction in full of each of Borrower’s Obligations to Lender under this Agreement (other than such Obligations that, by the terms of the Loan Documents, may survive the repayment in full of the Loan), Lender shall, at Borrower’s sole cost and expense, deliver to Borrower such instruments as may be necessary to release from the lien and security interests created hereby, as a matter of public record or otherwise, the Collateral.

7.21 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding the foregoing, Lender or any of its affiliates may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use Borrower’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, and, in each case, may post such information on its website.

7.22 Fees and Expenses. The Borrower has agreed to pay for the Lender’s legal fees in connection with this Agreement in the amount of U.S. $30,000.00. Except as expressly set forth herein, each party shall be responsible for and pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Borrower shall reimburse the Lender for all expenses incurred in connection with UCC, lien, judgment, tax and similar searches, if any, conducted in connection with the Offering. The Borrower shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Borrower and any conversion or exercise notice delivered by the Lender), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Lender.

7.23 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.24 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.25 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.26 Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the Conversion Price, Exercise Prices and similar figures in this Agreement shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, the Series E Preferred Stock certificate of designation and Warrants.

7.27 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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In witness whereof the undersigned have executed this LINE OF CREDIT AGREEMENT as of January 30, 2023.

BORROWER:

By:
Name:
Title:

Signature Page to Crown Line of Credit Agreement

In witness whereof the undersigned have executed this LINE OF CREDIT AGREEMENT as of January 30, 2023.

LENDER:

By:
Name:
Title:

Lender Notice Information:

Signature Page to Crown Line of Credit Agreement